EXHIBIT F-2.1



                                              August 4, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re: New Century Energies, Inc. and Northern States Power Company Merger Application, File No. 70-9539

Dear Sirs:

     New Century Energies, Inc. ("NCE") and Northern States Power Company ("NSP") (collectively "Applicants") have applied to the Securities and Exchange Commission ("Commission") for authority to merge their companies (the "Merger"); the combined company will be renamed Xcel Energy Inc. ("Xcel"). Also as part of the Merger NSP intends to transfer all of its existing electric and natural gas utility facilities and operations currently conducted directly by NSP at the parent company level to a newly formed, wholly-owned subsidiary, (herein, "New NSP"). Upon consummation of the Merger, Xcel will register as a holding company under the Public Utility Holding Company Act of 1935 (the "Act"). As counsel for NCE and its subsidiary and associate companies, I deliver this opinion to you for filing as Exhibit F-2.1 to the Application-Declaration referenced above. Briefly stated, NCE is seeking Commission authority to complete the Merger and related transactions described in the Application-Declaration as amended.

     I am not a member of the bar of Delaware, the place of organization of NCE. Nor am I a member of the bar of any other country or state of the United States in which certain of the Applicants are incorporated or qualified to do business, and do not hold myself out as an expert in the laws of such states, although I have consulted and will consult with counsel to NCE who are experts in such laws. For purposes of this opinion, to the extent I deemed necessary, I have relied on advice from counsel employed or retained directly or indirectly by NCE.

     In connection with this opinion, I or attorneys in whom I have confidence, have examined originals or copies, certified or otherwise identified to my satisfaction, of such records and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions expressed in this letter. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon statements contained in the Application-Declaration.

     The  opinions   expressed  below  are  limited  to  NCE  and  each  of  its subsidiaries and associate companies and subject to the following assumptions, qualifications, limitations, conditions and exceptions:

     o The Commission shall have duly entered an appropriate order or orders with respect to the proposed transactions, as described in the Application-Declaration, permitting the Application-Declaration to become effective under the Act and the rules and regulations thereunder, and the proposed transactions are consummated in accordance with the Application-Declaration and the Commission's orders.

     o No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

     o With respect to NCE and each of its subsidiaries and associate companies, appropriate corporate actions will have been taken by both the issuer and acquirer of the securities contemplated by the Application-Declaration and the documents transferring the securities will have been duly authorized, executed and delivered with all appropriate transfer or other taxes paid.

     o NCE and each of its subsidiaries and associate companies involved in the proposed transactions, will at the time of the proposed transactions be validly incorporated or formed business entity in the jurisdiction in which it is domiciled.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, it is my opinion that, with respect to NCE and each of its subsidiaries and associate companies, in the event the proposed transactions are consummated in accordance with the Application-Declaration:

     (a) all state laws applicable to the proposed transactions will have been complied with;

     (b) the issuer of any securities proposed in the Application-Declaration is validly organized and duly existing;

     (c) any security issued is fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the charter or other document defining such rights and privileges;

     (d) the Applicants will legally acquire any securities or assets subject to this Application-Declaration, and;

     (e) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by NCE or any of its subsidiaries and associate companies.

     I hereby consent to the filing of this opinion as an exhibit to the Application-Declaration.

                                     Sincerely,

                                     //signed//

                                     Paul J. Bonavia
                                     Senior Vice President and General Counsel